                                  EXHIBIT 10.5

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Agreement") dated as of August 12, 1998, is made and entered into by and between Micro Therapeutics Inc. , a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at 1062-F Calle Negocio, San Clemente, California 92673, (the "Debtor"), and Abbott Laboratories, an Illinois corporation, having its principal place of business at 100 Abbott Park Road, Abbott Park, Illinois 60064-3500 (the "Secured Party"), with reference to the following:

                                    RECITALS

         A. Debtor is executing and delivering to Secured Party a promissory note of even date herewith in the principal amount of Five Million U.S. Dollars ($5,000,000) payable to the order of Secured Party (the "Note") in connection with that certain Convertible Subordinated Note Agreement by and between Debtor and Secured Party, dated as of August 12, 1998 (the "Note Agreement").

         B. Debtor is executing with the Secured Party a Credit Agreement on the date hereof (the "Credit Agreement") providing Debtor with the right to borrow from Secured Party up to Five Million U.S. Dollars ($5,000,000) on or before July 31, 1999 by delivery of a promissory note thereunder (the "Credit Facility Note").

         C. In order to secure the payment and performance of the obligations of Debtor to the Secured Party under the Note and the Credit Facility Note, Secured Party requires that Debtor grant to Secured Party a security interest in the Collateral as provided for herein.

         NOW, THEREFORE, in consideration of the foregoing recitals, the following mutual agreements and promises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

         1.       SECURITY INTEREST.

                  (a) Creation of Security Interest. Debtor hereby grants to Secured Party a security interest in all of Debtor's right, title and interest in and to the Collateral, as defined in Subsection 1(b) below, in order to secure the payment and performance of the obligations of Debtor to Secured Party described in Subsection 1(d) below.

                  (b) COLLATERAL. As used herein, the term "Collateral" shall mean:



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

                           (i) all Debtor's right, title and interest in and to the current and future trademarks owned by Debtor in connection with Debtor's peripheral blood clot infusion products in the Territory (as defined in the Distribution Agreement) (the "Trademarks"), which are set forth on Exhibit A hereto; and

                           (ii) all Debtor's right, title and interest in and to the current and future patents owned by Debtor in connection with Debtor's peripheral blood clot infusion products in the Territory (the "Patents"), which are set forth on Exhibit B hereto; and

                           (iii) all Debtor's right, title and interest in and to the other current and future intellectual property rights owned by Debtor in connection with Debtor's peripheral blood clot infusion products in the Territory (the "Other Assets"), which are set forth on Exhibit C hereto.

                  (c) ASSIGNMENT. Debtor shall execute a Notice of Recordation of Assignment Document with the United States Patent and Trademark Office for each Trademark and Patent registered with the United States Patent and Trademark Office, thereby assigning all right, title and interest in such Patents and Trademarks to the Secured Party for the purpose of obtaining for the Secured Party the complete and timely satisfaction of a security interest in the Patents and the Trademarks. Debtor shall perfect the filing of a UCC-1 document for each of the Collateral for the purpose of obtaining for the Secured Party the complete and timely satisfaction of a security interest in the Collateral.

                  (d) OBLIGATIONS SECURED. The security interest granted to Secured Party by Debtor pursuant to this Section 1 shall secure payment and performance of Debtor's obligations under
                  (i)the Note, (ii) the Note Agreement, (iii) the Credit Facility Note, (iv) the Credit Agreement and (iv) any amendment, modification, renewal or extension of the Note or the Note Agreement (the "Secured Obligations").

         2. REPRESENTATIONS AND WARRANTIES OF DEBTOR. Debtor hereby represents and warrants to Secured Party that:

                  (a) Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. Debtor is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, financial condition or properties.

                  (b) All corporate action on the part of Debtor necessary for the execution and delivery of this Agreement has been duly authorized by Debtor's Board



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

                  of Directors. This Agreement constitutes valid and legally binding obligations of Debtor, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy laws, laws affecting creditors' rights and court decisions limiting the availability of specific performance and other equitable remedies. Debtor has full corporate power and corporate authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

                  (c) Debtor has not changed its name, address or organization within the last four (4) months.

                  (d) The Collateral is subject to no other lien or security interest.

         3.       COVENANTS.

                  (a) Until payment of all obligations due under the Note, Debtor agrees that, unless the Secured Party shall have otherwise consented in writing:

                           (i) Debtor shall execute and take such action as may reasonably be requested from time to time by Secured Party, including the execution and delivery of financing statements and certificates of title, and the filing of financing statements, as may be necessary to perfect and maintain the first priority security interest granted to Secured Party hereby.

                           (ii) Debtor shall keep appropriate records and, upon written request of the Secured Party, will give Secured Party any information it may reasonably require with respect to the condition and status of the Collateral.

                           (iii) Debtor shall update Exhibits (A) (B) and (C) on a quarterly basis and shall notify Secured Party in writing of additions to the Collateral during the period as there remains outstanding principal or interest on the Note or the Credit Facility Note.

                           (iv) Debtor shall notify Secured Party within ten
                           (10) days of any change in (A)Debtor's corporate name, (B)Debtor's business or legal structure, or
                           (C)Debtor's place of business or chief executive office if the Debtor has more than one place of business, or (D)location of Collateral.

                  (b) Until payment of all obligations due under the Note or conversion of the Note, the Secured Party covenants to subordinate this Security Agreement to Senior Indebtedness (so long as the Senior Indebtedness is secured by a perfected security interest in the Collateral) as defined in the Note Agreement at the request of the Company.



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

         4. EVENTS OF DEFAULT. The occurrence of the following shall constitute an "Event of Default":

                  (a) PAYMENTS. Default in the payment of the principal and unpaid accrued interest of the Note when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default.

                  (b) BANKRUPTCY. The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action.

                  (c) COMMENCEMENT OF AN ACTION. If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

                  (d) DEFAULT OF SENIOR INDEBTEDNESS. Any declared default of the Company under any Senior Indebtedness (as defined in the Note Agreement) that gives the holder thereof the right to accelerate such Senior Indebtedness, and such Senior Indebtedness is in fact accelerated by the holder.

                  (e) COVENANTS AND AGREEMENTS. The Company shall default in the performance of any of its material covenants and agreements set forth in any provision of the Note Agreement and the continuance of such default for thirty (30) days after the Holder (as defined in the Note Agreement) has given the Company written notice of such default.

                  (f) DEFAULT UNDER OTHER AGREEMENTS. The Company breaches or defaults on any material covenant, condition or other provision of the



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

                  Distribution Agreements and such breach or default continues after the applicable grace period, if any, specified therein but in no event more than thirty (30) days after the Holder has given the Company written notice of such breach or default.

                  (g) CHANGE OF CONTROL OF THE COMPANY. Any change in control of the Company which includes any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any acquisition of at least a majority of the Voting Stock (as defined in the Note Agreement) of the Company or any sale or transfer of all or substantially all of the business or assets of the Company (a "Change of Control"), or Abbott's receipt of written notice from the Company that a Change of Control will occur.

         5.       SECURED PARTY'S RIGHTS AND REMEDIES.

                  (a) Upon the occurrence of an Event of Default as hereinabove set forth, the Secured Party may exercise all rights or remedies that the Secured Party may have as a secured party under the Uniform Commercial Code as adopted in the State of California.

                  (b) Upon the occurrence of an Event of Default as hereinabove set forth, the Secured Party may, at its option, (i) retain for its own commercial use all or any portion of the Collateral upon terms that are commercially reasonable; provided that upon such retention the Note and the Credit Facility Note shall be credited as fully paid, and/or (ii) sell, lease or otherwise dispose of all or any part of the Collateral upon any terms which are commercially reasonable. Secured Party shall give fifteen (15) days prior written notice to Debtor of the time and place of any public sale of the Collateral, or of the time after which a private sale or other disposition of the Collateral is to be made.

                  (c) All proceeds from the sale or other disposition of the Collateral, and all other amounts received by Secured Party pursuant to the terms of this Agreement, unless otherwise expressly required by law or regulation, shall be applied as follows:

                           (1) First, to the payment of all expenses reasonably incurred by Secured Party in connection with any sale or disposition of the Collateral, including, but not limited to, the expenses of taking, advertising, processing, preparing and storing the Collateral to be sold, and all court costs and all reasonable legal fees of Secured Party in connection therewith;



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                           (2) Second, to the payment of all obligations of
                           Debtor to Secured Party arising under the Note which have come due and are unpaid; and

                           (3) Third, the balance, if any, to Debtor.

                  (d) No delay or omission by Secured Party in exercising any right or remedy hereunder or with respect to any obligation of Debtor to Secured Party secured hereunder shall operate as a waiver thereof or of any other right or remedy available to Secured Party, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Secured Party, in its sole discretion, on at least three (3) days prior written notice to Debtor, may (but shall have no obligation to) remedy any Event of Default by Debtor hereunder or with respect to any obligation of Debtor to the Secured Party or any other person, firm, corporation or other entity in any reasonable manner without waiving the Event of Default remedied and without waiving any other prior or subsequent Event of Default by Debtor, and shall be reimbursed for its necessary and reasonable out-of-pocket expenses in so remedying any of such Event of Default. All rights and remedies of Secured Party hereunder are cumulative.

         6.       MISCELLANEOUS.

                  (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of Abbott and its successors and assigns; provided, however, that neither the Company nor Abbott shall assign this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of the other party which consent shall not be unreasonably withheld, and provided further, Abbott may assign its rights hereunder after July31, 1999 without the Company's prior written consent.

                  (b) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California.

                  (c) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

                  (d) NOTICE. Except as otherwise expressly provided herein, any notice, consent or document required or permitted hereunder shall be given in writing and it or any certificates or other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery (professional courier permissible) or when mailed by receipted United States certified mail delivery, or five (5) business days after deposit in the United States mail. Such certificates, documents or notice may be



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                  personally delivered to an authorized representative of the
                  Company or Abbott (as the case may be) at any address where such authorized representative is present and otherwise shall be sent to the following address:

         If to the Company:     Micro Therapeutics, Inc.
                                1062 Calle Negocio #F
                                San Clemente, CA 92673
                                Attention:  George Wallace
                                Telecopy No.:  (949) 361-0210

         With a copy to:        Stradling Yocca Carlson & Rauth
                                660 Newport Center Drive, Suite 1600
                                Newport Beach, CA 92660
                                Attention:  Bruce Feuchter
                                Telecopy No.:  (949) 725-4100

         If to Abbott:          Abbott Laboratories
                                D-960, AP30
                                200 Abbott Park Road
                                Abbott Park, IL 60064-3500
                                Attention: President, Hospital Products Division
                                Telecopy No.: (847) 937-0805

         With a copy to:        Abbott Laboratories
                                Legal Division
                                D-322, AP6D
                                100 Abbott Park Road
                                Abbott Park, IL  60064-3500
                                Attn:  Divisional Vice President,
                                Domestic Legal Operations
                                Telecopy No.:  (847) 938-1206

Any party hereto may from time to time, by ten (10) days' advance written notice to the other parties, designate a different address, which shall be substituted for the one specified above for such party. If any notice or other document is sent by certified or registered mail, return receipt requested, postage prepaid, properly addressed as aforementioned, the same shall be deemed served or delivered seventy-two (72) hours after mailing thereof. If any notice is sent by facsimile machine ("fax") to a party, he will be deemed to have been delivered on the date the fax thereof is actually received, provided the original thereof is sent by mail in the manner set forth above, within twenty-four (24) hours after the fax is sent.

                  (e) AMENDMENTS, WAIVERS AND CONSENTS. Any term of this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision or breach of any representation or warranty herein or therein set forth may be omitted or waived, if the Debtor shall obtain consent thereto in writing from the Secured



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

                  Party. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and any number of counterparts signed in the aggregate by Debtor and the Secured Party shall constitute a single original instrument.

                  (g) ENTIRE AGREEMENT. This Agreement, the Note, the Note Agreement, the Credit Agreement, the Credit Facility Note and the Distribution Agreement constitute the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements with respect thereto.

                  (h) WAIVER. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

                  (i) FURTHER ASSURANCES. Each party hereto agrees to execute and deliver such other documents and instruments as the other party may reasonably request to better evidence or effectuate the rights and obligations of the parties hereto and the transactions contemplated hereunder, provided that no party shall, as a result thereof, be required to assume any further obligation or relinquish any of its rights hereunder.

                  (j) SEVERABILITY. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

                  (k) NUMBER AND GENDER. Whenever the singular or plural number is used herein, and when the context so requires, the same shall include the plural or singular, as the case may be; and, the masculine, feminine and neuter gender shall each include the other.

                  (l) DISPUTES RESOLUTION. Disputes shall be resolved as provided in Exhibit D attached hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        "Debtor"

                                        MICRO THERAPEUTICS, INC.,
                                        a Delaware corporation


                                        By:      /s/ William F. Gearhart
                                              ----------------------------------

                                        Its:     Executive Vice President
                                              ----------------------------------



                                        "Secured Party"

                                        ABBOTT LABORATORIES,
                                        an Illinois corporation


                                        By:      /s/ Richard A. Gonzalez
                                              ----------------------------------

                                        Its:     President HPD
                                              ----------------------------------

                                    EXHIBIT A
                              INTELLECTUAL PROPERTY
                                   TRADEMARKS



                              REGISTERED TRADEMARKS

         NAME                               TRADEMARK(TM)     REGISTERED(R)
1.       ProStream                                            TM Reg. No. 2,035,778

2.       MicroMewi                                            TM Reg. No. 2,137,320



                         TRADEMARKS - NOT YET REGISTERED

         NAME                               TRADEMARK(TM)              REGISTERED(R)
1.       Cragg Thrombolytic Brush

2.       Mewi-5                             Appl. No. 75/431312

3.       Castaneda Over-The-Wire Brush

4.       Focused Infusion Catheters


                                    EXHIBIT B
                              INTELLECTUAL PROPERTY
                                     PATENTS





1. Valved-Tip Angiographic Catheter 5,085,535

2. Infusion Device with Preformed Shape (Coiled Wire) 5,554,114

3. Longitudinally Extendable Infusion Device 5,624,396



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

4. U.S. patent application number 08/541,147, filed 10/11/95, response to 1st Office Action filed 7/10/97 Infusion Guidewire Having Fixed Cord and Flexible Radiopague Marker (Straight Wire)

5. U.S. patent application number 08/900,024, filed 7/24/97, awaiting office action; PCT filed CIP to Infusion Guidewire Having Fixed Core and Flexible Radiopague Marker

6. U.S. patent application number 08/746,302, filed 11/8/96, issue fee paid 4/15/98 Infusion Device for Distributing Infusate Along an Elongated Infusion Segment

7. U.S. patent application number 09/079,487, filed 5/15/97, awaiting 1st office action; Canada and EPO filed and in process Power Lysis of Thrombus in Blood Vessels

8. Thrombectomy Method and Apparatus 5,370,653

9. Miniaturized Brush with Hollow Lumen Brush Body 5,681,335


EXHIBIT C
OTHER ASSETS
NO OTHER CURRENT ASSETS


EXHIBIT D
DISPUTE RESOLUTION

The parties recognize that a bona fide dispute as to certain matters may arise from time to time during the term of this Agreement which relates to either party's rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution ("ADR") provision, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their equivalents) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to "days" in this ADR provision are to calendar days).

If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.


1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.



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

2. Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

                                    (a) The CPR shall submit to the parties a
                           list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or affiliates.

                                    (b) Such list shall include a statement of
                           disclosure by each candidate of any circumstances likely to affect his or her impartiality.

                                    (c) Each party shall number the candidates
                           in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.


                                    (d) If the parties collectively have
                           identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location in the State of California agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location in the State of California other than the principal place of business of either party or any of their subsidiaries or affiliates.

4. At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

                                    (a) a copy of all exhibits on which such
                           party intends to rely in any oral or written presentation to the neutral;

                                    (b) a list of any witnesses such party
                           intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

                                    (c) a proposed ruling on each issue to be
                           resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

                                    (d) a brief in support of such party's
                           proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

         Except as expressly set forth in subparagraphs 4(a) - 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

5. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

                                    (a) Each party shall be entitled to five (5)
                           hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

                                    (b) Each party shall be entitled, but not
                           required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

                                    (c) The party initiating the ADR shall begin
                           the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

                                    (d) Except when testifying, witnesses shall
                           be excluded from the hearing until closing arguments.

                                    (e) Settlement negotiations, including any
                           statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6. Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten
         (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7. The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party's proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

                                    (a) If the neutral rules in favor of one
                           party on all disputed issues in the ADR, the losing party shall pay 100% of such fees and expenses.

                                    (b) If the neutral rules in favor of one
                           party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.



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9.       The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10. Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.



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